Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Hughes Communications, Inc.’s Registration Statement (Form S-8 No. 333-131900) pertaining to the 2006 Equity and Incentive Plan and the Shelf Registration Statement (Form S-3 No. 333-145251), of our report dated February 22, 2006 with respect to the consolidated financial statements of Mobile Satellite Ventures LP included in the Annual Report (Form 10-K) of Hughes Communications, Inc. for the year ended December 31, 2007.

/s/ Ernst & Young LLP

McLean, Virginia

March 6, 2008